Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact: Bernard H. Clineburg,
Tysons Corner, Virginia	Chairman, Chief Executive Officer

January 27, 2010

or

Mark A. Wendel,

EVP, Chief Financial Officer

703-584-3400

CARDINAL ANNOUNCES EARNINGS:

ASSET QUALITY REMAINS STRONG, NET INTEREST MARGIN IMPROVES, LOANS GREW 14% DURING YEAR

Cardinal Financial Corporation (NASDAQ: CFNL) (the “Company”) today announced annual earnings surpassing $10 million for the first time in the Company’s history. For the year ended December 31, 2009, net income totaled $10.3 million, or $0.37 per diluted share, versus $286,000, or $0.01 per diluted share, for 2008.   For the three month period ended December 31, 2009, net income increased to $3.4 million, or $0.12 per diluted share, compared to $1.8 million or $0.07 per diluted share for the same period of 2008.

Selected Highlights

•                  Asset quality continues to be strong.  Nonperforming assets remained low at 0.29% of total assets, and annualized net loan charge offs were 0.22% of loans outstanding.

•                  The Company’s net interest margin increased to 3.32% for the current quarter, up from 2.97% in the previous quarter and up from 2.62% in the year ago quarter.

•                  Total assets at period-end were $1.976 billion versus $1.743 billion one year earlier, an increase of 13%.

•                  Loans held for investment grew to $1.293 billion, an increase of $154 million, or 13.5%, compared to December 31, 2008.  For the quarter, loans held for investment grew $30 million, an annualized increase of 10%.

•                  Total deposits grew to $1.297 billion, an increase of 10% compared to December 31, 2008.

•                  Total risk-based capital to risk based assets was over 14%, which substantially exceeds the 10.0% ratio that banking regulators consider to be the well-capitalized threshold.  Tangible common equity capital (TCE) as a percentage of total assets was 9.54%.

Income Statement Review

Fourth quarter net income was $3.4 million, or $0.12 per diluted share. Compared to the year ago quarter, net interest income increased 44% to $14.9 million from $10.3 million.  During the current quarter, the net interest margin improved to 3.32% versus 2.97% for the third quarter of 2009.  For the year ended December 31, 2009, the margin improved to 2.94% versus 2.78% in the prior year.  The increases in net interest income and margin are primarily a result of the Bank’s success in growing its balance sheet while maintaining asset yields and lowering deposit rates.  Compared to the previous quarter, average earning assets grew $35 million while the average yield on earning assets increased 0.19% as the Company’s cash position was used to fund new loans and investments. The average balance of the Company’s loan portfolio increased $66 million while the yield increased 0.02%.  Comparing these same periods, the average costs of interest sensitive liabilities decreased 0.18%; however, these costs may not continue to decline.

Noninterest income increased $1.2 million, or 27%, for the three month period ended December 31, 2009 compared to the same period of 2008. The increase was primarily attributable to gains on mortgage banking activities. For the fourth quarter of 2009, noninterest income from mortgage banking increased by $1.4 million to $3.8 million versus $2.4 million in the same quarter a year ago.  Additionally, revenues from our wealth management businesses increased $190,000 from the prior year quarter. Offsetting these increases were lower gains on securities sales of $261,000 compared to the year ago quarter. For the year ended December 31, 2009, noninterest income increased $5.5 million, or 31%, over 2008 results.  For the year, noninterest income from mortgage banking increased by $6.7 million to $16.2 million versus $9.5 million last year. Realized market gains included in other noninterest income decreased by $847,000 in 2009 versus the prior year.

Noninterest expense increased to $13.7 million from $11.2 million for the three month period ended December 31, 2009 and 2008, respectively.  The change is primarily due to increases in personnel costs as mortgage banking activity increased.  For the comparable annual periods, noninterest expense decreased to $52.4 million from $55.9 million   Included in last year’s results were one time charges that were previously disclosed.  In addition, included in year-to-date other operating expenses are increased FDIC insurance assessments of approximately $2.0 million and an increase of approximately $700,000 related to greater lending and collection activity.

Review of Balance Sheet and Credit Quality

At December 31, 2009, total assets of the Company were $1.976 billion, an increase of 13% from total assets of $1.743 billion at December 31, 2008. Loans held for investment grew 14% to $1.293 billion at December 31, 2009, from $1.139 billion at December 30, 2008.  The increase in the Bank’s loan portfolio was spread across all sectors, including small business, commercial, commercial real estate, residential and home equity lending, as we continued to maintain a balanced loan portfolio.

The Bank’s asset growth was primarily funded by a 10% increase in deposits, which totaled $1.297 billion at December 31, 2009 versus $1.180 billion a year earlier.  Demand deposit account balances increased by 13% year over year, reflecting the Bank’s continued focus on generating lower funding costs.

Although the quality of the Bank’s loan portfolio has remained strong, the total allowance for loan losses increased to 1.44% of loans outstanding due to the current credit market and economic uncertainties.    The Company’s nonperforming assets stood at 0.29% of total assets at December 31, 2009 compared to 0.51% at September 30, 2009 and 0.27% at December 31, 2008.  Net loan charge-offs totaled $837,000 for the fourth quarter of 2009, compared to $1.5 million for the same period of 2008.  During the current year, net loan charge-offs totaled $2.6 million, or 0.22% of average loans outstanding on an annualized basis, compared to $2.6 million or 0.24% for 2008.  Loans past due 90 days or more were $81,000 at December 31, 2009, while early stage loan delinquencies at 30-89 days past due were $2.2 million.

MANAGEMENT COMMENTS

Bernard H. Clineburg, Chairman and Chief Executive Officer of the Company, said:

“I am pleased as we announce 2009 results that we achieved improved financial performance and capital strength while maintaining sound asset quality.  Even in such challenging times locally and nationally, our long term philosophy of ‘conservative on risk and aggressive on sales’ remains.  We are in a prime position to continue our path toward improved profitability with balanced growth.  We have been very focused on activities that increase our revenue in the future and believe these investments will continue to add to our core franchise value.”

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements contain information related to matters such as the Company’s intent, belief or expectation with regard to such matters as financial and operational performance, credit quality and branch expansion. Such statements are necessarily based on management’s assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond the control of the Company. Such risks and uncertainties could cause actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and other reports filed with and furnished to the Securities and Exchange Commission.

About Cardinal Financial Corporation: Cardinal Financial Corporation, a financial holding company headquartered in Tysons Corner, Virginia with assets of $1.97 billion at December 31, 2009, serves the Washington Metropolitan region through its wholly-owned subsidiary, Cardinal Bank, with 25 conveniently located banking offices. Cardinal also operates several other subsidiaries: George Mason Mortgage, LLC, and Cardinal First Mortgage, LLC, residential mortgage lending companies based in Fairfax, with six offices throughout the Washington Metropolitan region; Cardinal Trust and Investment Services, a trust division; Cardinal Wealth Services, Inc., a full-service brokerage company; and Wilson/Bennett Capital Management, Inc., an asset management company. The Company’s stock is traded on NASDAQ (CFNL). For additional information please visit our Web site at www.cardinalbank.com or call (703) 584-3400.

Cardinal Financial Corporation and Subsidiaries

Summary Statements of Condition

At December 31, 2009 and December 31, 2008

(Dollars in thousands)

	(Unaudited)		% Change
	December 31, 2009	December 31, 2008	Current Year
Cash and due from banks	$19,804	$14,919	32.7%
Federal funds sold	5,037	31,009	-83.8%

Investment securities available-for-sale	343,569	265,356	29.5%
Investment securities held-to-maturity	35,184	50,183	-29.9%
Total investment securities	378,753	315,539	20.0%

Other investments	16,467	16,370	0.6%
Loans held for sale	179,469	157,009	14.3%

Loans receivable, net of fees	1,293,432	1,139,348	13.5%
Allowance for loan losses	(18,636)	(14,518)	28.4%
Loans receivable, net	1,274,796	1,124,830	13.3%

Premises and equipment, net	15,743	16,463	-4.4%
Goodwill and intangibles, net	13,935	14,173	-1.7%
Bank-owned life insurance	33,712	33,176	1.6%
Prepaid FDIC insurance premiums	6,683	—	100.0%
Other real estate owned	4,991	121	4024.8%
Other assets	26,795	20,148	33.0%

TOTAL ASSETS	$1,976,185	$1,743,757	13.3%

Non-interest bearing deposits	$166,019	$147,529	12.5%
Interest bearing deposits	1,130,986	1,032,315	9.6%
Total deposits	1,297,005	1,179,844	9.9%

Other borrowed funds	427,579	367,198	16.4%
Mortgage funding checks	13,918	19,178	-27.4%
Escrow liabilities	2,079	1,832	13.5%
Other liabilities	31,097	17,699	75.7%

Shareholders’ equity	204,507	158,006	29.4%

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$1,976,185	$1,743,757	13.3%

Cardinal Financial Corporation and Subsidiaries

Summary Income Statements

For the Three Months and Years Ended December 31, 2009 and 2008

(Dollars in thousands, except share and per share data)

	For the Three Months Ended			For the Years Ended
	December 31,			December 31,
	2009	2008	% Change	2009	2008	% Change
	(Unaudited)			(Unaudited)
Net interest income	$14,868	$10,313	44.2%	$50,542	$42,973	17.6%
Provision for loan losses	(2,000)	(2,764)	-27.6%	(6,750)	(5,498)	22.8%
Net interest income after provision for loan losses	12,868	7,549	70.5%	43,792	37,475	16.9%

Service charges on deposit accounts	528	549	-3.8%	2,011	2,132	-5.7%
Loan fees	488	614	-20.5%	2,649	1,643	61.2%
Investment fee income	948	762	24.4%	3,614	3,477	3.9%
Realized and unrealized gains on mortgage banking activities	2,873	1,874	53.3%	12,452	7,752	60.6%
Management fee income	566	175	223.4%	1,833	765	139.6%
Income from bank owned life insurance	137	119	15.1%	537	860	-37.6%
Net realized gains on investment securities	132	393	-66.4%	335	904	-62.9%
Other non-interest income (loss)	(36)	(55)	-34.5%	(83)	279	-129.7%
Total non-interest income	5,636	4,431	27.2%	23,348	17,812	31.1%

Net interest income and non-interest income	18,504	11,980	54.5%	67,140	55,287	21.4%

Salaries and benefits	6,025	4,690	28.5%	23,571	21,939	7.4%
Occupancy	1,388	1,343	3.4%	5,442	5,547	-1.9%
Depreciation	433	568	-23.8%	1,948	2,390	-18.5%
Data communications	975	686	42.1%	3,352	2,685	24.8%
Impairment of Fannie Mae perpetual preferred stock	—	—	0.0%	—	4,408	-100.0%
Impairment of goodwill	—	—	0.0%	—	2,821	-100.0%
Settlement with mortgage correspondent	—	—	0.0%	—	1,800	-100.0%
Other operating expense	4,885	3,909	25.0%	18,114	14,323	26.5%
Total non-interest expense	13,706	11,196	22.4%	52,427	55,913	-6.2%
Income (loss) before income taxes	4,798	784	512.0%	14,713	(626)	-2450.3%
Provision (benefit) for income taxes	1,388	(996)	-239.4%	4,388	(912)	-581.1%
NET INCOME	$3,410	$1,780	91.6%	$10,325	$286	3510.1%

Earnings per common share - basic	$0.12	$0.07	60.4%	$0.38	$0.01	3136.2%
Earnings per common share - diluted	$0.12	$0.07	60.4%	$0.37	$0.01	3140.1%
Weighted-average common shares outstanding - basic	29,032,227	24,301,343	19.5%	27,185,811	24,370,087	11.6%
Weighted-average common shares outstanding - diluted	29,561,807	24,757,704	19.4%	27,674,179	24,837,353	11.4%

Cardinal Financial Corporation and Subsidiaries

Selected Financial Information

(Dollars in thousands, except per share data and ratios)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)
Income Statements:
Interest income	$23,171	$21,328	$86,742	$88,611
Interest expense	8,303	11,015	36,200	45,638
Net interest income	14,868	10,313	50,542	42,973
Provision for loan losses	2,000	2,764	6,750	5,498
Net interest income after provision for loan losses	12,868	7,549	43,792	37,475
Non-interest income	5,636	4,431	23,348	17,812
Non-interest expense	13,706	11,196	52,427	55,913
Net income before income taxes	4,798	784	14,713	(626)
Provision (benefit) for income taxes	1,388	(996)	4,388	(912)
Net income	$3,410	$1,780	$10,325	$286

			December 31, 2009	December 31, 2008
			(Unaudited)
Balance Sheet Data:
Total assets			$1,976,185	$1,743,757
Loans receivable, net of fees			1,293,432	1,139,348
Allowance for loan losses			(18,636)	(14,518)
Loans held for sale			179,469	157,009
Total investment securities			378,753	315,539
Total deposits			1,297,005	1,179,844
Other borrowed funds			427,579	367,198
Total shareholders’ equity			204,507	158,006

Common shares outstanding			28,718	24,014

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2009	2008	2009	2008
Selected Average Balances (unaudited):
Total assets	$1,893,588	$1,668,423	$1,811,158	$1,644,489
Loans receivable, net of fees	1,279,111	1,112,399	1,207,428	1,071,105
Allowance for loan losses	(18,043)	(13,687)	(16,309)	(12,568)
Loans held for sale	138,126	101,380	160,790	124,993
Total investment securities	353,851	304,625	301,346	320,515
Interest earning assets	1,813,831	1,593,255	1,735,133	1,563,997
Total deposits	1,288,928	1,141,950	1,237,477	1,115,787
Other borrowed funds	377,480	355,985	366,965	350,889
Total shareholders’ equity	206,664	156,002	186,751	160,168
Weighted Average:
Common shares outstanding - basic	29,032	24,301	27,186	24,370
Common shares outstanding - diluted	29,562	24,758	27,674	24,837

Per Common Share Data (unaudited):
Basic net income	$0.12	$0.07	$0.38	$0.01
Fully diluted net income	0.12	0.07	0.37	0.01
Book value	7.12	6.58	7.12	6.58
Tangible book value (1)	6.52	6.00	6.52	6.00

Performance Ratios (unaudited):
Return on average assets	0.72%	0.43%	0.57%	0.02%
Return on average equity	6.60%	4.56%	5.53%	0.18%
Net interest margin (2)	3.32%	2.62%	2.94%	2.78%
Efficiency ratio (3)	66.85%	75.94%	70.95%	77.13%
Non-interest income to average assets	1.19%	1.06%	1.29%	1.08%
Non-interest expense to average assets	2.90%	2.68%	2.89%	3.40%

Asset Quality Data (unaudited):
Annualized net charge-offs to average loans receivable, net of fees			0.22%	0.24%
Total nonaccrual loans			$696	$4,671
Real estate owned			$4,991	$121
Nonperforming loans to loans receivable, net of fees			0.05%	0.41%
Nonperforming loans to total assets			0.04%	0.27%
Total loans receivable past due 30 days or more			$1,875	$1,640
Total loans receivable past due 90 days or more			$151	$379
Allowance for loan losses to loans receivable, net of fees			1.44%	1.27%
Allowance for loan losses to nonperforming loans			2677.59%	310.81%

Capital Ratios (unaudited):
Tier 1 risk-based capital			12.97%	11.67%
Total risk-based capital			14.15%	12.72%
Leverage capital ratio			11.03%	9.90%

(1) Tangible book value is calculated as total shareholders’ equity, adjusted for changes in other comprehensive income, less goodwill and other intangible assets, divided by common shares outstanding.

(2) Net interest margin is calculated as net interest income divided by total average earning assets and reported on a tax equivalent basis at a rate of 34%.

(3) Efficiency ratio is calculated as total non-interest expense (less nonrecurring expense) divided by the total of net interest income and non-interest income.

Cardinal Financial Corporation and Subsidiaries

Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities

For the Three Months and Years Ended December 31, 2009 and 2008

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended				For the Years Ended
	December 31, 2009		December 31, 2008		December 31, 2009		December 31, 2008
	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield
Interest-earning assets:
Loans receivable, net of fees (1)
Commercial and industrial	$153,955	4.70%	$138,091	5.62%	$157,703	4.77%	$130,608	6.14%
Real estate - commercial	590,125	6.25%	465,534	6.53%	546,593	6.26%	440,746	6.56%
Real estate - construction	192,156	5.44%	190,133	5.16%	181,365	4.80%	190,354	5.87%
Real estate - residential	222,388	5.09%	213,445	5.60%	207,238	5.27%	213,125	5.61%
Home equity lines	117,563	3.58%	102,697	4.33%	111,858	3.63%	93,635	4.76%
Consumer	2,924	5.70%	2,499	6.35%	2,671	5.95%	2,637	6.48%
Total loans	1,279,111	5.49%	1,112,399	5.80%	1,207,428	5.43%	1,071,105	6.04%

Loans held for sale	138,126	4.94%	101,380	5.32%	160,790	4.58%	124,993	5.71%
Investment securities - available-for-sale (1)	317,338	4.66%	253,334	5.13%	258,971	4.87%	261,600	5.22%
Investment securities - held-to-maturity	36,513	3.61%	51,291	4.35%	42,375	3.74%	58,915	4.28%
Other investments	15,728	0.41%	15,810	0.49%	15,705	0.19%	15,307	3.70%
Federal funds sold (1)	27,015	0.25%	59,041	0.91%	49,864	0.24%	32,077	1.77%
Total interest-earning assets	1,813,831	5.15%	1,593,255	5.38%	1,735,133	5.03%	1,563,997	5.70%

Non-interest earning assets:
Cash and due from banks	2,615		8,748		1,427		7,833
Premises and equipment, net	15,490		16,802		15,854		17,523
Goodwill and intangibles, net	13,970		14,212		14,060		16,404
Accrued interest and other assets	65,725		49,093		60,993		51,300
Allowance for loan losses	(18,043)		(13,687)		(16,309)		(12,568)

TOTAL ASSETS	$1,893,588		$1,668,423		$1,811,158		$1,644,489

Interest-bearing liabilities:
Interest-bearing deposits	$1,133,472	1.81%	$1,001,068	3.03%	$1,090,415	2.17%	$984,590	3.26%
Other borrowed funds	377,480	3.28%	355,985	3.76%	366,965	3.41%	350,889	3.86%
Total interest-bearing liabilities	1,510,952	2.18%	1,357,053	3.22%	1,457,380	2.48%	1,335,479	3.42%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	155,456		140,882		147,062		131,197
Other liabilities	20,516		14,486		19,965		17,645

Shareholders’ equity	206,664		156,002		186,751		160,168

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$1,893,588		$1,668,423		$1,811,158		$1,644,489

NET INTEREST MARGIN (1)		3.32%		2.62%		2.94%		2.78%

(1) The average yields for loans receivable and investment securities available-for-sale are reported on a fully taxable-equivalent basis at a rate of 34%.

Cardinal Financial Corporation and Subsidiaries

Segment Reporting at and for the Three Months and Years Ended December 31, 2009 and 2008

(Dollars in thousands)

(Unaudited)

At and for the Three Months Ended December 31, 2009:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$14,521	$552	$—	$(205)	$—	$14,868
Provision for loan losses	2,000	—	—	—	—	2,000
Non-interest income	915	3,795	953	(7)	(20)	5,636
Non-interest expense	8,600	3,626	781	719	(20)	13,706
Provision for income taxes	1,540	249	57	(458)	—	1,388
Net income (loss)	$3,296	$472	$115	$(473)	$—	$3,410

Average Assets	$1,889,342	$149,452	$3,455	$228,734	$(377,395)	$1,893,588

At and for the Three Months Ended December 31, 2008:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$9,636	$949	$—	$(272)	$—	$10,313
Provision for loan losses	2,500	264	—	—	—	2,764
Non-interest income	1,240	2,420	763	8	—	4,431
Non-interest expense	6,987	2,846	827	536	—	11,196
Provision for income taxes	(744)	74	(23)	(303)	—	(996)
Net income (loss)	$2,133	$185	$(41)	$(497)	$—	$1,780

Average Assets	$1,662,100	$102,218	$3,624	$169,273	$(268,792)	$1,668,423

At and for the Twelve Months Ended December 31, 2009:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$48,712	$2,717	$—	$(887)	$—	$50,542
Provision for loan losses	6,656	94	—	—	—	6,750
Non-interest income	3,993	16,213	3,639	(413)	(84)	23,348
Non-interest expense	34,104	12,779	3,156	2,472	(84)	52,427
Provision for income taxes	3,566	2,084	162	(1,424)	—	4,388
Net income (loss)	$8,379	$3,973	$321	$(2,348)	$—	$10,325

Average Assets	$1,806,007	$166,223	$3,449	$208,065	$(372,586)	$1,811,158

At and for the Twelve Months Ended December 31, 2008:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$40,747	$3,418	$—	$(1,192)	$—	$42,973
Provision for loan losses	4,290	1,208	—	—	—	5,498
Non-interest income	4,806	9,494	3,477	35	—	17,812
Non-interest expense	34,152	15,824	3,402	2,535	—	55,913
Provision for income taxes	1,785	(1,438)	28	(1,287)	—	(912)
Net income (loss)	$5,326	$(2,682)	$47	$(2,405)	$—	$286

Average Assets	$1,636,573	$129,188	$3,641	$174,523	$(299,436)	$1,644,489